EXLEY Re-invents Lifestyle and Entertainment News with Launch of GetExley.com

MIAMI, FL – November 11, 2013 – EXLEY Media Inc. (“EXLEY Media”), a subsidiary of QUINT Media Inc. (“QUINT”) (OTCQB: QUNI), is pleased to announce the launch of EXLEY (www.GetExley.com). The first digital channel in QUINT’s newly emerging global media network, EXLEY is designed to be a stand-out content community for lifestyle information, world entertainment news, celebrity updates, fashion and Hollywood’s hottest scoops. Optimized for mobile, it incorporates innovations that are expected to transform the way consumers discover, create, share and access digital content.

“Today’s EXLEY launch is a milestone for our company. It is also, I believe, another pioneering moment for the future of media,” said Tino Dietrich, CEO of EXLEY Media. “We have taken an idea to revolutionize social crowd sharing and created technology with the potential to shift editorial influence into the hands of the people. Through EXLEY, consumers en masse can create and control the world’s most important lifestyle, entertainment, fashion and celebrity news stories. The days of self-proclaimed trendsetters and experts are gone, as is the need to allow others to dictate the content we watch, hear and read.”

EXLEY Media believes its approach is a revolutionary concept that will change traditional static news delivery into a news-in-motion experience. It values the voice of the content creator and has incorporated functionality so that anyone can post microblogs alongside professional reporters and celebrities. In addition, these EXLEY features are expected to be among the most groundbreaking:

  “Citizen journalism” so that anyone with a smartphone or tablet can become an “entertainment reporter” and part of the new “social paparazzi.”
  Curated content from citizen journalists, because many eyes on the street can bring more stories to the world than traditional reporting.
  The “Scoop” feature to offer immediate publishing of videos, photos and stories through feature-rich applications for iOS and Android platforms.
  “Just-In-Time news creation” to support experience-driven content aimed to differentiate EXLEY from other entertainment news and information providers.
  “Follow-a-Story” so users can watch the latest hot story as it unfolds in the days and weeks ahead.
  Geo-tagging enables anyone to find out where the action is with a single click.

“Consumers now have a chance to become part of a story instead of just reading it and deciphering its meaning through biases. We expect user empowerment and a movement to Tweet, share, pin, re-blog and re-post information that has been created and curated by people with similar passions and interests will be the driver of critical mass to EXLEY,” added Mr. Dietrich. “Our technology is engineered to scale and offer this socially innovative digital experience to millions of users, and we are extremely excited to be sharing it with the world.”

About EXLEY Media Inc.

EXLEY Media Inc., a subsidiary of QUINT Media Inc., is the owner and operator of EXLEY (www.GetExley.com). EXLEY expects its socially innovative lifestyle, entertainment, fashion and celebrity news community to transform the way consumers discover, create, share and access digital content.

About QUINT Media Inc.

QUINT Media Inc. (www.quintmediainc.com) is a digital media company founded to connect people with content relating to their passions, interests, and each other. Supported by proprietary technology and a team of international experts, QUINT is working to lead the digital content shift and monetize its traffic and user activity. QUINT is a publicly traded corporation quoted as QUNI.

Forward-Looking Statements

This press release contains forward-looking statements. Statements in this press release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, objectives, expectations or intentions regarding the future. In some cases you can identify forward-looking statements by the use of terminology such as "may", "should", "anticipates", "believes", "expects", "intends", "forecasts", "plans", "future", "strategy", or words of similar meaning. Forward-looking statements in this press release include those concerning the statement that innovations incorporated in EXLEY are expected to transform the way consumers discover, create, share and access digital content; the belief that the EXLEY launch is another pioneering moment for the future of media; the statement that technology created by EXLEY Media has the potential to shift editorial influence into the hands of the people; the belief that EXLEY Media’s approach is a revolutionary concept that will change traditional static news delivery into a news-in-motion experience; the expectation that user empowerment and a movement to Tweet, share, pin, re-blog and re-post information that has been created and curated by people with similar passions and interests will be the driver of critical mass to EXLEY; and the statement relating to millions of users for EXLEY. While these forward-looking statements and any assumptions upon which they are based are made in good faith and reflect current judgment regarding the direction of the business operations of QUINT, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested in this press release. These statements are predictions and involve known and unknown risks, uncertainties and other factors, including the risk that QUINT cannot execute its business plan for lack of capital or other resources, as well as the risks described in the periodic disclosure documents filed on EDGAR by QUINT. Any of these risks could cause QUINT or its industry's actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by the forward-looking statements in this press release. Except as required by applicable law, including the securities laws of the United States, QUINT does not intend to update any of the forward-looking statements to conform these statements to actual results.

Further Information

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